[PricewaterhouseCoopers LLP Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 3, 1998, on our audits of the consolidated financial statements of Fort James Corporation, which report is included in the 1997 annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                    PricewaterhouseCoopers LLP


Richmond, Virginia
September 21, 1998